AGREEEMENT ON PRE-CLINICAL SAFETY ASSESSMENT OF THERAPEUTICAL HIV-PV PSEUDOVIRUS VACCINE

Instructions

The Agreement is a legal-binding document that the Bio-Bridge (Beijing) Science Corporation (Party A) and the Beijing Institute of Radiation Medicine (Party B) agree to sign and abide by after mutual consultation. Both of Party A and Party B may have its legal representative or an agent designated by the representative sign the Agreement.

Party A:  Bio-Bridge (Beijing) Science Corporation
Address:  Tianzhu Export Processing Zone, Shunyi District Beijing, China 101312

Legal Representative(pound)-Designated Agent:   Zhi- Guo Weng/Vice President

Party B: Beijing Institute of Radiation Medicine
Address: 27 Taiping Road, Beijing 100850, China

Legal Representative(pound)-Designated Agent: Xiang-Jun Hu

On an equal and voluntary basis, Parties A and B have agreed as follows:

ARTICLE [_]Service Content, Form and Request

Based on the need of Party A, Party A entrusts Party B Party A entrusts Party B to finish (a) acute toxicity test; (2) chronic toxicity test;(3) immunogenicity and immunological test;(4)safety pharmacology; (5) reproductive toxicity test

Party B should finish the entrusted experiment and issues the complete report.

Party A entrusts Party B to do the safety evaluation of the pre-clinical study of HIV-PV pseudovirus vaccine. Party B is responsible for enacting testing plan and consults with professionals in such field. All tests should be conducted following the " Provisions for New Drugs Registration" and related techniques. Party B should submit a testing report sealed with official chop to Party and the content of the report should correspond to the requirements of new drug application.

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ARTICLE [_]Work Requirements

Party A:

      1.    Should provide qualified and enough samples in time.

      2.    Should pay the related expense according to Item E.

      3.    Provides the related material for testing.

      4.    Makes sure the final testing plan and final testing report.

Party B:

      1.    Completes the research  according to Item A.

      2.    Provides the testing result in the format of reports.

      3. Discusses with technical staff from Party A regarding the test progress and related issues.

      4. bears the responsibility of not leaking any information to any party or not using the material for the purpose of not being defined in the Contract.

      5. should finish the test reports in the format required by Party A and corresponds to the requirements for applying for clinical study.

      6. should give Party A invoice within 10 working days after receiving payment from Party B.

      7. should return Party A all remaining test samples after the test finishes.

ARTICLE [_]Period and Method

The Contract period is from May 6, 2004 to March 15, 2005 and the test is conducted at Party B's laboratory. If Party A delays in delivering samples, material or in payments, then the finish time should be postponed according to the terms which both parties agree to.

ARTICLE [_] Methods of Inspection and Acceptance

The test report will be issued in Chinese in accordance with the application criteria of SFDA of China. Party A confirms the initial report, and Party B will issue the final test report. Party B is responsible for the correctness of the testing results, and will help Party A explain the related results to SFDA. If any problems ensue because of quality or implementation, Party B should compensate to make the results perfect at its own expense.

ARTICLE [_] Amount and Method of Payment

The total study fund for this Contract is RMB 800,000. Party A agrees to pay 50% of the amount, RMB 400,000, within 10 working days after the signing of the Contact. Party A agrees to pay 20% of the amount, RMB 160,000 on April 1, 2005. After the acceptance and confirmation of the test reports issued by Party B, Party A pays the remaining 30% of the amount, RMB 240,000.

Payment method will either be by wire or checks.

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ARTICLE [_] Non-disclosure obligation

Party B should not disclose any secret to any party without the prior written consent from Party A.

ARTICLE [_]Default

A. If Party A is unable to fufill the obligation mentioned in Article II and thus causes Party B cannot finish the items mentioned in the Contract, Party B will not return the first payment to Party A.

B. If for reasons Party B is unable to finish the service content in time, both parties can negotiate to redo the tests or Party B returns all the payments received to Party A.

C. If either party violates the terms of non-disclosure and causes economic loss, the defaulting party should compensate the other party for all the economic loss plus 3% of the Contract amount.

ARTICLE VIII

Any disputes between the Parties arising under or relating to this Agreement shall be taken legal proceedings or be arbitrated in accordance with the Agreement within the boundaries of the People's Republic of China.

The attached Plan is viewed as part of the Contract. If there is any change with regard to the plan, both parties sign another supplementary agreements to complete he Contract.

This Agreement consists of 4 original copies, among which Parties A and B keep 2 copies each, Amendments and supplements can be made when the Parties deem it necessary and agree to do so after consultations.

        Legal Representative for Party A or Designated Agent

          /s/  Zhi Guo Weng                      (Signature)
        -----------------------------------------
        Legal Representative for Party B or Designated Agent

        /s/    Xiang-Jun Hu                      (Signature)
        -----------------------------------------
        Date of Signature ___6___(Date) __5___(Month)___2004   (Year)


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Plan for  Pre-clinical  Safety  Assessment of Therapeutical  HIV-PV  Pseudovirus
Vaccine

      According to Management Method of drug admission, Technical guidelines to vaccine assessment of gene therapy preparation from National Institute of allergy and Infectious diseases and SFDA, the following experimental plan was suggested:

(1) acute toxicity test

Animal: nonhuman primate

Dosage: high dosage (possible maxim dosage), medium dosage, low dosage, and medium control

Parameters: general  condition, blood,  biochemical parmeters

Duration: 1 month

(2) chronic toxicity test

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Animal: nonhuman primate

Group: normal control, low dosage group, medium dosage group, high dosage group,and satellite group

Parameters: general condition, Urinalysis, ECG, Ophthalmologic examination blood cloting, blood, biochemical parmeters, plasmid and target gene tissue distribution (PCR), genomic integration of plasmid, kinetic detection of expression of taget gene (p24) in serum, necropsy, et al

Duration: 6 month

(3) Immunogenicity and /Immunological test

Animal:   nonhuman  primate

Parameters: antibody IgG  to  p24, to ELDKWA peptide,  to  NWFDIT peptide, et Al

(4) Safety pharmacology

animal: mice and nonhuman primate

Parameters: spirital and nerval system, cardiovascular system, respiratory system

(5)Reproductive toxicity test
Animal: mice
Parameters: routine
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